UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2008

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

180 Mt. Airy Road
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908)766-4400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
As part of the Company’s ongoing cost savings initiatives, the Company has recently reduced its headcount to four employees. In connection with the reduction in headcount, on March 20, 2008, the Company and Dr. Edward Bradley, the Company’s Chief Scientific and Medical Officer, entered into an agreement which provides for a reduction of Dr. Bradley’s annualized base salary of $330,000 to $165,000. In addition, the agreement provides for a reduction in the number of hours of service Dr. Bradley is required to provide to the Company. All other benefits and compensation offered to Dr. Bradley pursuant to his employment offer letter with the Company dated January 31, 2007, including bonus eligibility, stock options awards and vesting, medical benefits and severance, will remain in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: March 26, 2008	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer